Exhibit 99.1

National Financial Partners Announces Executive Appointments

Elizabeth Weber Named Head of Firm Business Development

James Poer Named President of NFP Securities, Inc.

Stan Barton Named General Counsel

NEW YORK, NY – June 26, 2008 – National Financial Partners Corp. (NYSE:NFP), a national network of independent financial advisors specializing in life insurance and wealth transfer, corporate and executive benefits, and financial planning and investment advisory services, today announced three executive appointments.

Elizabeth J. Weber will join NFP as senior vice president, business development, a new position, on July 15, 2008. Weber will report to Doug Hammond, NFP’s chief operating officer. She will be responsible for NFP firm growth, working closely with NFP firms and professionals in the company’s New York and Austin, TX locations to coordinate the resources throughout the NFP network that facilitate the growth of NFP’s firms.

James L. Poer has been promoted to president of NFP Securities, Inc., NFP’s broker-dealer (NFPSI). He was most recently senior vice president, advisory and investment services for NFPSI. He replaces Dan Young, who is leaving NFPSI to pursue other opportunities.

Stan E. Barton has been promoted to general counsel and executive vice president of NFP. Mr. Barton, formerly deputy general counsel and chief compliance officer for NFP, takes over the position from Doug Hammond, chief operating officer. Mr. Barton will continue in his role as chief compliance officer.

NFP continues its focus on expense management. These appointments are not anticipated to have an impact on 2008 corporate expense expectations.

“These appointments recognize our focus on firm growth and the depth of our management talent,” said Jessica Bibliowicz, chairman, president and chief executive officer. “Liz Weber’s unique sales and technical expertise will enhance the delivery of NFP’s best-in-class resources to our firms. The creation of this position reflects our commitment to the growth of our owned firms and the high quality of the products and services they provide to their clients.”

“I look forward to driving substantial and sustainable business growth for our firms. I have watched NFP over the years and am excited to be joining the industry leader.” said Ms. Weber.

“Stan and James have proven their capabilities within NFP and I know they will continue their outstanding contributions as they assume their new responsibilities,” said Ms. Bibliowicz.

Elizabeth J. Weber

Ms. Weber served as senior vice president, advanced markets for The Potomac Group, A Crump Insurance Services Company (formerly BISYS Group, Inc.) where she led its Advanced Market Group from 2003 until joining NFP. Previously, she was of counsel at Greenberg Traurig, LLP and a partner in KPMG’s Compensation and Benefits Tax Practice. Ms. Weber holds a B.A. from St. John’s College in Maryland and a J.D. from George Mason University in Virginia.

James L. Poer

Mr. Poer joined NFPSI in 2003 as leader of NFP’s Registered Investment Adviser (RIA) and was promoted to senior vice president, advisory and investment services in 2005. Under his leadership, the RIA’s assets under management increased from $1 billion to $8.5 billion, as of December 31, 2007. Prior to joining NFPSI, Poer worked for AIG Advisor Group, Cummer/Moyers Capital Advisors, and Green Investment Management. Mr. Poer is a Certified Investment Management Analyst and holds a B.S. from Texas Christian University in Fort Worth, TX.

Stan E. Barton

Mr. Barton joined NFP in 2005 as a senior vice president and chief compliance officer and was appointed deputy general counsel of NFP in April of 2008. He chairs NFP’s Compliance and Ethics Committee and is a member of NFP’s Operating Committee. Barton was previously a partner with the law firm currently know as Dewey & LeBoeuf LLP and was associate general counsel at American General. He holds a B.A. from the University of Michigan and a J.D. from University of Notre Dame School of Law.

About National Financial Partners Corp.

Founded in 1998, NFP is a leading independent distributor of financial services products to high net worth individuals and companies. NFP is headquartered in New York and operates a distribution network of over 180 owned firms and more than 320 member firms. For more information, please visit www.nfp.com.

Source: National Financial Partners Corp.

Contacts:
Investor Relations:	Media Relations:
Marc Gordon	Elliot M. Holtz
National Financial Partners	National Financial Partners
ir@nfp.com	communications@nfp.com
212-301-4033	212-301-4060

Forward-Looking Statements

This release contains certain statements, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “will” and “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and NFP’s operations. These forward-looking statements are based on management’s current views with respect to future results, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include: (1) NFP’s success in acquiring high quality independent financial services distribution firms, (2) the performance of NFP’s firms following acquisition, (3) competition in the business of providing financial services to the high net worth and entrepreneurial corporate markets, (4) NFP’s ability, through its operating structure, to respond quickly and effectively to regulatory, operational or financial situations, (5) NFP’s ability to effectively manage its business through the principals of its firms, (6) changes in tax laws, including the elimination or modification of the federal estate tax and any change in the tax treatment of life insurance products, (7) changes in the pricing, design or underwriting of insurance products, (8) changes in premiums and commission rates and the rates of other fees paid to NFP’s firms, including life settlement and registered investment advisory fees, (9) adverse developments or volatility in the markets in which NFP operates, resulting in fewer sales of financial services and products, (10) adverse results or other consequences from litigation, arbitration, regulatory investigations or internal compliance initiatives, including those related to compensation agreements with insurance companies and activities within the life settlements industry, (11) uncertainty in the insurance and life settlements industries arising from investigations into certain business practices and subpoenas received from various governmental authorities and related litigation, (12) the reduction of NFP’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlement transactions, (13) changes in interest rates or general economic conditions, (14) the impact of legislation or regulations in jurisdictions in which NFP’s subsidiaries operate, including the possible adoption of comprehensive and exclusive federal regulation over all interstate insurers, (15) the potential adoption, if required by the Financial Accounting Standards Board, of an accounting treatment for convertible debt instruments that would recognize incremental interest expense, negatively impacting operating results including earnings per share, (16) adverse results or other consequences from higher than anticipated compliance costs, including those related to expenses arising from internal reviews of business practices and regulatory investigations or those arising from compliance with state or federal laws, and (17) other factors described in NFP’s filings with the Securities and Exchange Commission, including those set forth in NFP’s Annual Report on Form 10-K for the year ended December 31, 2007. Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.